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                                                                     Exhibit 3.3


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              MILLENNIUM CELL INC.



      Millennium Cell Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by adding the following Article 12 thereto:

                  "12.  The Corporation expressly elects not to be governed
            by Section 203 of the Delaware General Corporation Law."

SECOND: The amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Section 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

      Signed on July ___, 2000.


                                          -------------------------------------
                                          Stephen S. Tang
                                          President and Chief Executive Officer